EXHIBIT 23.1 Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in (i) the Registration Statement on Form S-3 (No. 333-209532) of Hubbell Incorporated, filed on February 16, 2016, and (ii) the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-206898) of Hubbell Incorporated, filed on December 24, 2015, of our report dated February 15, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

PricewaterhouseCoopers LLP
Hartford, CT
February 15, 2018